UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

99 CENTS ONLY STORES LLC

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

On December 8, 2017, 99 Cents Only Stores LLC, a California limited liability company (the “Company”) issued a press release (the “Release”) announcing (i) that approximately 96.89% of the aggregate principal amount of outstanding 11% senior notes due 2019 (the “Existing Notes”) had been validly tendered and not validly withdrawn in (a) the exchange offer and related consent solicitation (the “Exchange Offer”) for the Company’s newly issued 13% Cash/PIK Notes due 2022 (the “New Secured Notes”) or (b) the simultaneous exchange of Existing Notes held by affiliates of the Company’s controlling equity holders for shares of new paid in-kind Series A-1 Participating Preferred Stock of Number Holdings, Inc., the direct parent of the Company, with an aggregate liquidation preference of $1,000.00 per share, and (ii) the expiration of the Exchange Offer.

A copy of the Release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information disclosed in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, as amended or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 8, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99 CENTS ONLY STORES LLC

Dated: December 8, 2017	By:	/s/ Felicia Thornton
Felicia Thornton
Chief Financial Officer